UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Legg Mason, Inc.

(Exact Name of Registrant As Specified in Its Charter)

Maryland	52-1200960
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

100 Light Street, Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Equity Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-150653

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                    Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Equity Units to be registered hereunder is set forth under the caption “Description of Stock Purchase Contracts and Equity Units” in the Prospectus dated May 6, 2008 to the Registrant’s automatic shelf registration statement on Form S-3 (File No. 333-150653) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on May 6, 2008, and under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement,” and “Description of the Notes” included in the Prospectus Supplement filed with the Commission on May 6, 2008 pursuant to Rule 424(b) under the Securities Act.  Such descriptions are incorporated herein by reference.

Item 2.                    Exhibits

1.	Articles of Incorporation of Legg Mason, Inc. (incorporated by reference to Legg Mason, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

2.	By-laws of Legg Mason, Inc., as amended and restated January 23, 2007 (incorporated by reference to Legg Mason, Inc.’s Current Report on Form 8-K for the event on January 23, 2007).

3.	Form of Common Stock Certificate (incorporated by reference to exhibit 1 to Legg Mason, Inc.’s Registration Statement on Form 8-A, amendment No. 6, dated September 29, 2006).

4.

Purchase Contract and Pledge Agreement, dated as of May 12, 2008, between Legg Mason, Inc. and The Bank of New York as Collateral Agent, Custodial Agent and Securities Intermediary and The Bank of New York as Stock Purchase Contract Agent (incorporated by reference to Exhibit 4.1 to Legg Mason, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 12, 2008).

5.	Form of Corporate Unit (included in Exhibit 4 above).

6.	Form of Treasury Unit (included in Exhibit 4 above).

7.

Indenture, dated May 12, 2008, between Legg Mason, Inc. and The Bank of New York, as trustee, with respect to the 5.60% senior notes due June 30, 2021, of Legg Mason, Inc. (incorporated by reference to Exhibit 4(a) to Legg Mason, Inc.’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission on May 6, 2008).

8.	First Supplemental Indenture, dated May 12, 2008, between Legg Mason, Inc. and

The Bank of New York, as trustee with respect to the 5.60% senior notes due June 30, 2021 of Legg Mason, Inc. (incorporated by reference to Exhibit 4.3 to Legg Mason, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 12, 2008).

9.	Form of 5.60% senior note due June 30, 2021 of Legg Mason Inc. (included in Exhibit 8 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized.

LEGG MASON, INC.

By:	/s/ Thomas C. Merchant
Name: Thomas C. Merchant
Title: Vice President and Secretary

May 13, 2008